                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                           (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

      [ ]  Preliminary Proxy Statement

      [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

      [X]  Definitive Proxy Statement

      [ ]  Definitive Additional Materials

      [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
           Section 240.14a-12

                            SENSYS TECHNOLOGIES INC.
                            ------------------------
                (Name of Registrant as Specified In Its Charter)

                      -----------------------------------
        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       ------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       ------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       ------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

       ------------------------------------------------------------------------
    5) Total fee paid:

       ------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       ------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:

       ------------------------------------------------------------------------

    3) Filing Party:

       ------------------------------------------------------------------------
    4) Date Filed:

                            SENSYS TECHNOLOGIES INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 10, 1999

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sensys Technologies Inc. will be held at the Radisson Plaza Hotel at Mark Center, 5000 Seminary Road, Alexandria, Virginia, on Tuesday, February 10, 1999, at 10:00 a.m., local time, for the following purposes:

        (a) To elect seven members to the Board of Directors;
        (b) To ratify the appointment of independent auditors; and
        (c) To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on December 21, 1998 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.

        THE BOARD OF DIRECTORS OF SENSYS TECHNOLOGIES INC. HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON. EVEN IF YOU DO NOT GRANT YOUR PROXY, IF YOU ARE PLANNING TO ATTEND THE MEETING, PLEASE MARK THE BOX SET FORTH ON THE ACCOMPANYING PROXY FORM ACCORDINGLY. ALSO, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                                            By Order of the Board of Directors,
                                            /s/ LLOYD A. SEMPLE
                                            Lloyd A. Semple
                                            Secretary

Newington, Virginia
January 7, 1999

                            SENSYS TECHNOLOGIES INC.

                                 PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sensys Technologies Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company ("Annual Meeting") on Wednesday, February 10, 1999, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

        Only stockholders of record as of the close of business on December 21, 1998, will be entitled to vote at the Annual Meeting or any adjournment thereof. The Company has 3,968,271 shares of Common Stock, $.01 par value (the "Common Stock"), issued and outstanding as of that date. Each holder of shares of the Company's Common Stock is entitled to one vote per share. This Proxy Statement and the accompanying form of proxy are being first sent or given to the Company's stockholders on or about January 7, 1999. Ten days before the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be open to examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the Company's principal offices.

        Shares represented by a proxy in the accompanying form, unless previously revoked, will be voted at the meeting if the proxy, properly executed, is received by the Company before the close of business on February 9, 1999. Shares represented by a proxy received after that time will be voted if the proxy is received by the Company in sufficient time to permit the necessary examination and tabulation of the proxy before a vote is taken. Stockholders who execute a proxy in the accompanying form may nevertheless revoke the proxy at any time before it is exercised by notice to the Company, by executing and delivering a later dated proxy, or by voting in person at the meeting.

        The expenses of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, the officers and employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Common stock is the only voting security of the Company. The following table sets forth certain information with respect to the beneficial ownership of shares of the Company's Common Stock, as of December 21, 1998, by each person who is known by the Company to have been the beneficial owner of 5% or more of the shares of Common Stock outstanding as of such date. Unless otherwise noted, each stockholder exercises sole voting and investment power with respect to the shares beneficially owned.

                        PRINCIPAL HOLDERS OF SECURITIES


NAME AND ADDRESS OF           NUMBER OF              PERCENT OF
  BENEFICIAL OWNER            SHARES (1)                 CLASS
------------------------------------------------------------------------
S. Kent Rockwell             926,194 (2)                22.5
960 Penn Avenue,
Suite 800
Pittsburgh, PA 15222
------------------------------------------------------------------------
S. R. Perrino                798,117 (3)                19.4
Sensys Technologies Inc.
P. O. Box 1430
Newington, VA  22122
------------------------------------------------------------------------
Donald G. Reiser             208,340 (4)                 5.0
5657 Ravenel Lane
Springfield, VA 22151
------------------------------------------------------------------------


(1) The column sets forth shares of Common Stock which are deemed to be "beneficially owned" by the persons named in the table under Rule 13d-3 of the SEC.

(2) Includes 900,394 shares held of record by Rockwell Holdings, Inc., over which Mr. Rockwell has sole authority and control.

(3) Includes 68,297 shares held of record by the 401(k) Profit Sharing Plan over which Mr. Perrino has authority to sell and vote, and 10,000 shares owned by Mr. Perrino's spouse, over which control is shared.

(4) Excludes 25,800 shares held of record by the Rosenberg Family Trust, for which Mr. Reiser's spouse acts as trustee, and of which Mr. Reiser disclaims beneficial ownership. Includes 39,036 shares held of record by the 401(k) Profit Sharing Plan over which Mr. Reiser has authority to sell and vote.


                         OWNERSHIP OF EQUITY AND VOTING
                      SECURITIES BY DIRECTORS AND OFFICERS

        The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock by each person nominated for director, by each of the Executive Officers named in the Summary Compensation Table (the "Named Executive Officers") and by all nominees and executive officers as a group, as of December 21, 1998. Except as noted, each person exercises sole voting and investment power over the shares beneficially owned.


                                                 NUMBER OF             PERCENT OF
                   NAME                          SHARES (1)            CLASS (2)
-------------------------------------------------------------------------------------------
Charles W. Bernard                                 25,800                     .6
-------------------------------------------------------------------------------------------
Robert R. Bower                                    61,347 (3)                 .5
-------------------------------------------------------------------------------------------
James B. Busey, IV                                 25,800                     .6
-------------------------------------------------------------------------------------------
Thomas R. Ory                                      54,936 (4)                1.4
-------------------------------------------------------------------------------------------
S.R. Perrino                                      798,117 (5)                19.4
-------------------------------------------------------------------------------------------
Philip H. Power                                    27,420                      .7
-------------------------------------------------------------------------------------------
Donald Reiser                                     208,340 (6)                 5.0
-------------------------------------------------------------------------------------------
S. Kent Rockwell                                  926,194 (7)                22.5
-------------------------------------------------------------------------------------------
John D. Sanders                                    70,210 (8)                 1.8
-------------------------------------------------------------------------------------------
Charles Stanich                                    39,697                      .9
-------------------------------------------------------------------------------------------
All directors and executive officers as a       2,019,860                    49.9
group (9 persons)
-------------------------------------------------------------------------------------------


(1) The column sets forth shares of Common Stock, which are deemed to be "beneficially owned" by the persons named in the table under Rule 13d-3 of the SEC, including shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or become exercisable within the next 60 days as follows: Dr. Bernard, 25,800; Dr. Sanders, 25,800; Mr. Bower, 6,192; Mr. Ory, 20,000; and Mr. Stanich, 20,000.

(2) For purposes of calculating the percentage of Common Stock beneficially owned by any person or group, the shares issuable to such person or group upon exercise of stock options that are currently exercisable or become exercisable within the next 60 days are considered outstanding.

(3) Includes 5,160 shares with respect to which Mr. Bower shares voting and investment power with his spouse. Also includes 19,995 shares held in the 401(k) Profit Sharing Plan.

(4) Includes 34,936 shares with respect to which Mr. Ory shares voting and investment power with his spouse.

(5) Includes 10,000 shares owned by Mr. Perrino's spouse and 68,297 shares held in the 401(k) Profit Sharing Plan.

(6) Excludes 25,800 shares held of record by the Rosenberg Family Trust, for which Mr. Reiser's spouse acts as trustee, and of which Mr. Reiser disclaims beneficial ownership. Includes 39,036 shares held of record by the 401(k) Profit Sharing Plan over which Mr. Reiser has authority to sell and vote.

(7) Includes 900,394 shares held by Rockwell Holdings, Inc. over which Mr. Rockwell has sole investment authority and control.

(8) Includes 550 shares owned by Dr. Sanders' spouse and 17,190 shares held in a Profit Sharing Plan over which Mr. Sanders has sole investment authority and control.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

        The Board of Directors has the ultimate authority for the management of the Company's business, objectives and operations. It selects the Company's executive officers, delegates responsibilities for the conduct of the Company's day-to-day operations to those officers, and monitors their performance.

        Seven directors, constituting the entire Board of Directors, will be elected at the Annual Meeting, each to hold office until the next Annual Meeting of Stockholders or until his successor is elected and qualified. The individuals who will be nominated by management for election to the Board of Directors at the Annual Meeting are listed in the following table. Each of the nominees is currently a Director of the Company.

        The Board of Directors recommends that the nominees described below, each of whom is currently serving as a director of the Company, be elected for a new term of one year and until they are re-elected or their successors are duly elected and qualified. PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN THE FOLLOWING TABLE UNLESS THE PROXY CARD IS MARKED IN ACCORDANCE WITH THE INSTRUCTIONS THEREON TO INDICATE THAT AUTHORITY TO DO SO IS WITHHELD. If, as a result of circumstances not now known or foreseen, any of such nominees shall be unavailable to serve as a Director, proxies will be voted for the election of such other person or persons as the Board of Directors may select. The nominees receiving a plurality of the votes cast at the meeting will be elected as Directors.


                                                                                  YEAR FIRST
                                       POSITIONS WITH THE COMPANY AND             ELECTED OR
        NAME               AGE       PRINCIPAL OCCUPATION OR EMPLOYMENT      APPOINTED DIRECTOR*
---------------------------------------------------------------------------------------------------

Charles W. Bernard         67          Consultant                                    1992
---------------------------------------------------------------------------------------------------
James B. Busey, IV         66          Consultant                                    1993
---------------------------------------------------------------------------------------------------
Thomas R. Ory              60          President, Imaging Group                      1987
---------------------------------------------------------------------------------------------------
S.R. Perrino               64          Chairman of the Board                         1972
---------------------------------------------------------------------------------------------------
                                       Chairman, HomeTown Communications
Philip H. Power            60          Network                                       1985
---------------------------------------------------------------------------------------------------
S. Kent Rockwell           54          Vice Chairman, CEO                            1987
---------------------------------------------------------------------------------------------------
John D. Sanders            60          Investor/Consultant                           1982
---------------------------------------------------------------------------------------------------


*Reflects the year first elected or appointed to Board of Directors of S.T. Research Corporation ("STR") and Daedalus Enterprises, Inc. ("DEI"). On June 9, 1998, a newly formed wholly-owned subsidiary of DEI merged into STR which thereafter merged into DEI (which had on the same date changed its name to Sensys Technologies Inc.). This overall transaction is hereafter referred to in
this Proxy Statement as the "Merger".   Messrs. Bernard, Busey, Perrino and
Rockwell were elected or appointed to the Board of the Directors of the Company in June 1998 in connection with the Merger.

                     CERTAIN INFORMATION REGARDING NOMINEES

        S.R. Perrino is Chairman of the Board and served as President and CEO of STR since 1972 through the date of the Merger. He served as CEO of the Company from June 9, 1998 until July 7, 1998. From 1967 to 1974, Mr. Perrino worked as a consultant to the U.S. Navy for threat warning systems, and to various companies including STR, Systems Dynamic, Inc., and System Consultants. From 1960 through 1967, Mr. Perrino served as Director of Marketing/Project Engineer and was one of the original founders of Radiation Systems, Inc.

        S. Kent Rockwell, Vice Chairman and CEO, is former Chairman of the Board, President and CEO of Astrotech International Corporation, where he served from 1986 to 1997. Mr. Rockwell has served as Chairman of Rockwell Forest Products, Inc. since 1983, Appalachian Timber Services, Inc. since 1988; and Chairman and President of Rockwell Venture Capital, Inc. since 1983. Mr. Rockwell previously served on the Board of Rockwell International from 1973 to 1983.

        Dr. Charles Bernard, Director, served in a number of Government positions. He was Technical Director of the Naval Weapons Laboratory in Dahlgren, Virginia, from 1973 to 1975, and the Naval Ordinance Laboratory in White Oak, Maryland from 1975 to 1977. He was Director of Land Warfare on the staff of the Under Secretary of Defense for Research, Development and Acquisition from 1978 to 1988. He founded the Columbia Bay Company and co-founded K&B Engineering Associates in 1995. Dr. Bernard has been on the board of directors of the Naval Weapons Laboratory from 1969 to 1975, the Naval Ordinance Laboratory from 1975 to 1977, the Naval Surface Weapons Center from 1975 to 1977, the Columbia Bay Company from 1988 to present, and K&B Engineering Associates from 1995 to present.

        Admiral James B. Busey IV, USN (Ret.), Director, served in the U.S. Navy for 37 years in a variety of aviation and command positions. He held the positions of Commander in Chief of U.S. Naval Forces in Europe, and Commander in Chief of Allied Forces in southern Europe for two years prior to his retirement in 1989. Admiral Busey served as Administrator of the Federal Aviation Administration from June 1989 until December 1991. He served as the Deputy Secretary of Transportation until June 1992. He also served as Acting Secretary for several months during this period. He served as the International President and Chief Executive Officer of the Armed Forces Communications and Electronics Association from October 1992 until April 1996. He continues to serve on the boards of the Flight Safety Foundation and the National Aeronautic Association in addition to several corporate boards, including Texas Instruments, Inc., Curtiss Wright Corporation, and The MITRE Corporation.

        Dr. John D. Sanders, Director, serves as a business consultant to emerging technology companies. He was Chairman and Chief Executive Officer of Tech News, Inc., a news publisher, from 1988 to 1996, prior to its sale to the Washington Post Company. In addition, Dr. Sanders has been a Registered Representative (now inactive) of Wachtel & Co., Inc., a Washington D.C.-based stock brokerage firm, since 1968. Dr. Sanders serves on the boards of Hadron Inc. and ITC Learning Corporation.

        Mr. Thomas R. Ory, Director, joined Daedalus Enterprises Inc. (the Company's predecessor) in 1972 as Director of its Applications Division, and has served as Vice President-Marketing from 1979 to 1984, and Executive Vice President from 1985 to August 1987, when he was appointed President and Chief Executive. Since June 1998, Mr. Ory has been President, Imaging Group, Sensys Technologies Inc.

        Mr. Philip H. Power, Director, has served as Chairman of Hometown Communications Network, Livonia, Michigan, (formerly known as Suburban Communication Corporation), for more than 20 years. Mr. Power currently serves on the Board of Jacobson Stores Inc.

                      MEETINGS AND COMMITTEES OF THE BOARD

        The Board of Directors of the Company met a total of seven times, including two meetings subsequent to the Merger. Prior to the Merger, the Board of Directors of STR met three times. The Board of Directors has established an Audit Committee and Executive Commission/Stock Option Committee. The Audit Committee met one time. The Executive Compensation/Stock Option Committee met two times. All of the directors attended 75 percent or more of the aggregate number of Board and Committee Meetings on which he served during the last fiscal year.

        The members of the Audit Committee are Messrs. Busey, Bernard and Rockwell. Generally, the Audit Committee nominates the independent auditors, reviews with the independent auditors the scope and results of the audit engagement and any non-audit services to be performed by the independent auditors. The Audit Committee also examines the scope and results of the Company's procedures, the adequacy of its system of internal accounting and financial controls, and evaluates the independence of the independent auditors and their fees for services.

        The members of the Executive Compensation/Stock Option Committee are Messrs. Power, Sanders and Busey. The Executive Compensation/Stock Option Committee is responsible for reviewing the performance of, and recommending salaries and other compensation arrangements for, officers of the Company, as well as reviewing bonus, pension and other compensation plans prepared by management for consideration by the Board, and performing such functions as may be delegated to it under the provisions of any bonus, stock option, pension or other compensation plan adopted by the Company.

        The Company does not have a standing nominating committee.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

        The following table provides a summary of compensation paid or accrued by the Company and its subsidiaries during fiscal years 1998, 1997 and 1996 to or on behalf of the Company's Named Executive Officers. The Compensation indicates that paid by the Company following the Merger and amounts paid by DEI and STR prior to the Merger.

----------------------------------------------------------------------------------------------------------------
                           Annual compensation              Long Term Compensation
 Name and              -----------------------------------------------------------------------------------------
 Principal                                                  Awards         Payouts
 Position                                                  -----------------------------------------------------
                                                               Restricted   Securities       LTIP     All Other
                                             Other Annual       stock       Underlying      Payouts   Compensation
                Year     Salary   Bonus(1)  Compensation(2)    award(s)     Options/SARs                  (4)
                                                ($)                             (#)
----------------------------------------------------------------------------------------------------------------
S. Kent         1998(3)  ---        ---          ---              ---           ---           ---        ---
Rockwell        1997     ---        ---          ---              ---           ---           ---        ---
Vice            1996     ---        ---          ---              ---           ---           ---        ---
Chairman,
CEO
----------------------------------------------------------------------------------------------------------------
Robert R.       1998   $105,393     ---       $15,230             ---           ---           ---        ---
Bower           1997   $107,420     ---       $7,516              ---          15,280         ---        ---
Vice            1996   $105,394   $18,000     $7,080              ---           ---           ---        ---
President,
Finance --
CFO
----------------------------------------------------------------------------------------------------------------
Thomas R.       1998   $150,848     ---       $25,717             ---           ---          ---        ---
Ory             1997   $148,000     ---       $26,315             ---          20,000        ---        ---
President,      1996   $148,000     ---       $26,951             ---           ---          ---        ---
Imaging
Group
----------------------------------------------------------------------------------------------------------------
S. R. Perrino   1998   $175,884     ---       $24,951             ---           ---          ---        ---
Chairman        1997   $179,267     ---       $10,357             ---           ---          ---        ---
of the          1996   $175,885   $12,000     $10,046             ---           ---          ---        ---
Board
----------------------------------------------------------------------------------------------------------------
Donald          1998   $112,631     ---       $17,011             ---           ---           ---      $78,291
Reiser (4)      1997   $134,194     ---       $11,185             ---           ---           ---        ---
                1996   $127,754   $50,000     $9,794              ---           ---           ---        ---

----------------------------------------------------------------------------------------------------------------
Charles         1998   $132,202     ---       $22,207            ---            ---           ---        ---
Stanich (5)     1997   $130,000     ---       $24,941            ---          20,000          ---        ---
                1996   $130,000     ---       $25,694            ---            ---           ---        ---

----------------------------------------------------------------------------------------------------------------



(1)     Paid pursuant to Incentive Compensation Plan.

(2) Detail of amounts reported in the "Other Annual Compensation" column is provided in the table below.

(3) Mr. Rockwell became an unpaid employee of the Company effective July 1, 1998. He began receiving compensation at an annual rate of $100,000 effective October 1, 1998.

(4) Mr. Reiser served as the Company's Senior Vice President of Research and Development until his retirement on July 17, 1998. He continues to receive bi-weekly payments in an amount equal to his bi-weekly salary on the date of his retirement, plus continuation of fringe benefits, in accordance with an agreement between him and the Company, which payments shall continue through January 15, 1999. The amount disclosed includes payments received in accordance with this agreement through the end of fiscal year 1998, as well as payments accrued therefore and payable in fiscal year 1999.

(5) Mr. Stanich served as the Company's Chief Operating Officer until June 9, 1998; he currently serves as the Company's Vice President of the Imaging Group.

        The following table provides information regarding Other Annual Compensation not properly categorized as salary or bonus:


                                     401(K)/
                                     PENSION
     OFFICER'S         FISCAL         PLAN          EXCESS LIFE      EXCESS         AUTO/
        NAME            YEAR       CONTRIBUTION       INSURANCE      VACATION        FUEL
----------------------------------------------------------------------------------------------------------------
                        1998          $4,043            $786          $8,565        $1,836
Robert R. Bower         1997          $4,932            $786            $0          $1,798
                        1996          $4,713            $482            $0          $1,886

----------------------------------------------------------------------------------------------------------------
                        1998         $17,873            $553            $0            $0
Thomas R. Ory (1)       1997         $18,385            $450            $0            $0
                        1996         $18,725            $450            $0            $0

----------------------------------------------------------------------------------------------------------------
                        1998          $6,652           $1,755        $14,368        $2,176
S. R. Perrino           1997          $6,457           $1,755           $0          $2,144
                        1996          $6,318           $1,755           $0          $1,973

----------------------------------------------------------------------------------------------------------------
Donald Reiser           1998          $3,986           $2,527         $8,997        $1,501
                        1997          $6,075           $3,023           $0          $2,087
                        1996          $5,719           $1,966           $0          $2,109

----------------------------------------------------------------------------------------------------------------
Charles G.              1998         $14,618            $340            $0            $0
Stanich(1)              1997         $16,028            $288            $0            $0
                        1996         $16,056            $288            $0            $0

----------------------------------------------------------------------------------------------------------------


(1) Other Annual Compensation for Thomas R. Ory and Charles G. Stanich also includes:


      OFFICER'S          FISCAL       DIRECTOR'S            MEDICAL                IMPUTED
         NAME             YEAR            FEE            REIMBURSEMENTS           INTEREST
----------------------------------------------------------------------------------------------------------------
                          1998          $5,100                  $991                  $0
Thomas R. Ory             1997          $4,800                $2,630                 $50
                          1996          $5,100                $2,501                $175

----------------------------------------------------------------------------------------------------------------
                          1998          $5,100                $2,149                 $0
Charles G. Stanich        1997          $4,500                $4,125                 $0
                          1996          $5,100                $4,125                $125
----------------------------------------------------------------------------------------------------------------


                                     OPTIONS

        The following table provides information concerning stock option exercises in fiscal year 1998 by the Named Executive Officers and the value of their unexercised options as of September 30, 1998. There were no options or SAR grants to the Named Executive Officers in 1998.

                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES


                                                      NUMBER OF             VALUE OF
                                                 UNEXERCISED OPTIONS       UNEXERCISED
                       SHARES                     AT FISCAL YEAR END     IN-THE-MONEY OPTIONS
                      ACQUIRED                   (#) EXERCISABLE      AT FISCAL YEAR END ($)
                         ON           VALUE             (E)/              EXERCISABLE (E)/
                      EXERCISE      REALIZED        UNEXERCISABLE          UNEXERCISABLE
        NAME            (#)            ($)              (U)                    (U)
----------------------------------------------------------------------------------------------------------------
S. Kent Rockwell         25,800       $45,666           -----                  -----
----------------------------------------------------------------------------------------------------------------
                                                      6,192 (E)/             $2,087(E)/
Robert R. Bower            0             0            9,288 (U)              $4,365(U)
----------------------------------------------------------------------------------------------------------------
                                                     20,000 (E)/            $31,800(E)/
Thomas R. Ory            15,000       $19,688            0  (U)              $0 (U)
----------------------------------------------------------------------------------------------------------------
S. R. Perrino              0             0              -----                   -----
----------------------------------------------------------------------------------------------------------------
Donald Reiser              0             0              -----                  -----
----------------------------------------------------------------------------------------------------------------
                                                     $20,000(E)/             $31,800(E)/
Charles Stanich          10,000       $13,125            $0 (U)                 $0 (U)
----------------------------------------------------------------------------------------------------------------


                    BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

        The following sets forth the business experience of executive officers that are not also directors of the Company.

        Joseph C. Hassab, Ph.D., age 57, joined the Company in August 1998 as President and Chief Operating Officer. Dr. Hassab has over 25 years experience in acquisition and development of large military systems. He was previously employed by Lockheed-Martin Corporation and predecessor companies, General Electric Corporation and Radio Corporation of America (RCA) from 1985 to 1998. Dr. Hassab was employed by the U.S. Navy at its Naval Undersea Warfare Center from 1971 to 1985.

        Robert R. Bower, age 61, serves as the Company's Senior Vice President-Finance and Chief Financial Officer. He served in the same capacity for STR since 1985. Prior to joining STR, Mr. Bower served as Director of Financial Planning and Analysis at Fairchild Industries, Inc. from 1983 to 1985, and held several financial management positions at Rockwell International Corporation from 1962 to 1982. Mr. Bower was employed by Ernst & Ernst CPA's from 1958 to 1962.

                              EMPLOYMENT AGREEMENTS

        The Company's employment agreement with Joseph C. Hassab requires the Company to pay him upon termination severance compensation of salary and fringe benefits for two years.

        Thomas R. Ory and Charles Stanich each is a party to an Employment Agreement that requires the Company to pay him an amount equal to his present salary and benefits until June

8, 2000, if termination of his employment would meet one of several criteria. There are further provisions for severance pay under certain conditions. In general, such amounts would be payable upon resignation following a reduction in such person's salary or other compensation, any diminution of the authority or duties or a significant change in the nature and scope of duties or any change in the status or title (other than a bona fide promotion). The cash payment required under the agreement may be paid in a lump sum or in monthly installments. If Mr. Ory or Mr. Stanich is employed subsequent to June 8, 2000, he is entitled to six months' severance plus benefits if terminated by the Company.

                            COMPENSATION OF DIRECTORS

        Effective June 9, 1998, outside directors receive $1,200 per quarter with an additional payment of $300 for each Board or Committee meeting attended, and are reimbursed for travel expenses incurred in connection with their attendance at Board and Committee meetings. Employee directors do not receive directors' fees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company leases its principal facility in Newington, Virginia, under two triple-net leases with two separate partnerships in which executive officers of the Company, along with other stockholders of the Company, participate. The Company leases approximately 56,000 square feet from Research Development Properties, a partnership in which S.R. Perrino and Robert Bower, the company's chairman and chief financial officer, respectively, each hold a 1/14th interest along with 12 other persons who similarly each hold a 1/14th interest. Of these 12 other partners, six are also stockholders in the Company. The second lease is with Terminal Real Estate, a partnership in which S.R. Perrino is a 50% partner. The remaining 50% interest in this partnership is also held by a stockholder in the Company.

         During the fiscal year ending September 30, 1998, the Company paid Research Development Properties and Terminal Real Estate approximately $348,000 and $71,000, respectively, in rent. The rents paid under both leases are at the same rate per square foot and, in the Company's opinion, this rental rate does not exceed the fair market rental value for the Company's facility.

        In January and October, 1997, S.T. Research Corporation ("STR"), a predecessor of the Company became a subcontractor to AES International Corporation ("AES"). The first subcontract arose under a contract AES maintained with the U.S. Navy for which STR was to provide certain professional services. The second subcontract arose under a contract AES maintained with American Electrical Power, a utility company, for which STR was to provide data processing services for a digital mapping survey which AES was to perform. At the time STR entered into these subcontracts, STR believed that the daughter and son-in-law of the Company's chairman, S.R. Perrino, were the principal stockholders of AES. Subsequent events, however, have placed the ownership of AES in dispute.

        The amount due under the first contract was $17,000 for which payment has not been made. The amount due under the second contract was approximately $138,000 which includes not only the amounts due for services but the value of certain equipment which was sold and otherwise provided to AES. When payment from AES was not forthcoming, STR attempted to obtain the amounts due through litigation against AES. After commencing the litigation, STR determined that any collection efforts, assuming it prevailed in the litigation, would prove futile. In addition, AES, through the individual who contested the ownership of Mr. Perrino's family members in AES, also caused AES to file a counterclaim against STR which STR deemed without merit but which would require STR to devote additional resources to the litigation. Against this backdrop, STR determined to dismiss the litigation against AES, in consideration of which AES similarly dismissed its counterclaim against STR. The dismissal of the litigation was without prejudice thereby enabling the Company to reinstitute the litigation if the prospects of collection improve.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers and directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no other reports were required for fiscal year 1998, the Company notes that all reports were timely filed, except that Dr. Hassab and Dr. Bernard each inadvertently failed to timely file a Form 3, and Mr. Power inadvertently failed to timely file a Form 4 reporting his acquisition of shares of the Company's stock as a result of the Merger, all of which Forms have been subsequently filed. Additionally, Mr. Perrino filed a Form 5 to amend an earlier filing.

                                   PROPOSAL 2

                RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has, upon recommendation of the Audit Committee, selected PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending September 30, 1999, and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. On June 9, 1998, the Company dismissed Deloitte & Touche LLP as its independent accountants. Except for a going concern explanatory paragraph set forth in the September 23, 1997 reports of Deloitte & Touche LLP, the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principals. The decision to change independent accountants was approved by the Board of Directors as a whole. In connection with the audits of the Company's financial statements for each of the two fiscal years ended July 31, 1997 and July 31, 1996, and in the subsequent six-month interim period ended April 30, 1998, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their report on financial statements for such periods.

        During the Company's two most recent fiscal years and through June 9, 1998, there has been no reportable event as defined in Regulation S-B Item 304(a)(1)(v). Deloitte & Touche LLP furnished the Company with a letter addressed to the Commission stating whether or not Deloitte & Touche LLP agrees with the above statements. A copy of such letter, dated June 11,

1998, was filed as Exhibit 16.1 to the Company's report on 8-K filed with the Securities and Exchange Commission on June 15, 1998.

        The Company engaged PricewaterhouseCoopers LLP (formerly Coopers & Lybrand, L.L.P) as the Company's new independent accountants as of June 9, 1998. PricewaterhouseCoopers LLP had served as the independent accountants of STR for fiscal year ended September 30, 1997. The Company has been advised by PricewaterhouseCoopers LLP that neither the firm nor any of its associates had any relationship with the Company other than the usual relationship that exists between independent certified public accountants and their clients. PricewaterhouseCoopers LLP has served as the Company's independent auditors since 1998. Representatives of PricewaterhouseCoopers LLP will attend the meeting to make any statement they consider appropriate and to respond to appropriate questions raised at the meeting.

THE BOARD RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS.

                                    GENERAL

        At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

               STOCKHOLDER PROPOSAL FOR YEAR 2000 ANNUAL MEETING

        Proposals by stockholders which are intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than September 5, 1999.

                                    By order of the Board of Directors
                                    /s/ LLOYD A. SEMPLE
                                    ------------------------------------
                                    Lloyd A. Semple
                                    Secretary

PROXY                                                            PROXY

                        1999 ANNUAL STOCKHOLDERS' MEETING
                            SENSYS TECHNOLOGIES INC.

        The 1999 Annual Meeting of Stockholders of Sensys Technologies Inc. will be held at the Radisson Plaza Hotel at Mark Center, Alexandria, Virginia on Wednesday, February 10, 1999, at 10:00 a.m., local time. The undersigned hereby constitutes and appoints Robert R. Bower and Joseph C. Hassab, and each of them, attorneys and proxies with power of substitution to vote all of the shares of Common Stock that the undersigned is (are) entitled to vote at the 1999 Annual Meeting and at any adjournments thereof, upon the following matters which are being proposed by the Company:

PROPOSAL 1

Election of Directors

For the election as directors of all nominees listed below (except as marked to the contrary):( )

Charles W. Bernard;          James B. Busey;              Thomas R. Ory;
S.R. Perrino;                Philip H. Power;             S. Kent Rockwell;
John D. Sanders

Withhold authority for the following:

(  ) Charles W. Bernard;     (  ) James B. Busey;         (  ) Thomas R. Ory;
(  ) S. R. Perrino;          (  ) Philip H. Power;        (  ) S. Kent Rockwell;
(  ) John D. Sanders


Withhold authority for all nominees:  (  )

PROPOSAL 2

Ratification of selection of independent auditors

To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the 1999 Fiscal Year.

        FOR    (   )                AGAINST        (   )         ABSTAIN(   )


(Continued and to be signed on other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES. In their direction, the proxies are also authorized to vote upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement dated __________________is unable to serve or, for good cause, will not serve.

        I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated _________________, and the 1998 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

        Signature:                                 Date:
                  -------------------------------        ---------------------

        Signature:                                 Date:
                  -------------------------------        ---------------------

NOTE: Please sign exactly as name(s) appear(s) on stock records. When signing as attorney, administrator, trustee, guardian or corporate officer, please so indicate.

Comments/Address Changes:

I/We plan to attend the Annual Meeting
                                                     ------


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SENSYS TECHNOLOGIES INC.